Exhibit 4.1

LOUISIANA-PACIFIC CORPORATION

as Issuer

and

THE GUARANTORS PARTY HERETO

13% SENIOR SECURED NOTES DUE 2017

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF MAY 21, 2012

to

INDENTURE

DATED AS OF MARCH 10, 2009

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 21, 2012, among LOUISIANA-PACIFIC CORPORATION, a Delaware corporation (the “Company”), the Guarantors party hereto (the “Guarantors”) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”), amending the Indenture (the “Indenture”), dated as of March 10, 2009, among the Company, the Guarantors and the Trustee.

W I T N E S S E T H:

WHEREAS, Section 9.2 of the Indenture provides, among other things, that, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes (as defined in the Indenture), the Company, the Guarantors, the Trustee and the Collateral Agent (as defined in the Indenture) may amend or supplement the Indenture, the Notes and the Security Documents (as defined in the Indenture);

WHEREAS, this First Supplemental Indenture is being entered into in connection with the Offer and the Consent Solicitation (each as defined in the Company’s Offer to Purchase and Consent Solicitation Statement dated as of May 7, 2012 (the “Offer to Purchase”));

WHEREAS, the Holders of and not less than a majority in aggregate principal amount of the outstanding Notes, by Act of such Holders, delivered to the Company and the Trustee, have consented to the entry into this First Supplemental Indenture by the Company, the Guarantors and the Trustee; and

WHEREAS, all acts and things necessary to make this First Supplemental Indenture a valid agreement of the Company in accordance with its terms have been performed and done.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Effectiveness of First Supplemental Indenture. This First Supplemental Indenture shall become effective as of the date hereof, provided that the amendments to the Indenture set forth in Section 2 hereof and the waivers set forth in Section 3 hereof shall not become operative until the first to occur of the Early Settlement Date (as defined in the Offer to Purchase) or the Final Settlement Date (as defined in the Offer to Purchase), as the case may be, and the acceptance for purchase, and purchase, by the Company on such date of all of the outstanding Notes theretofore tendered and not withdrawn on or prior to the Consent Deadline (as defined in the Offer to Purchase) or on or prior to the Expiration Time (as defined in the Offer to Purchase), as applicable (the “Amendment Effective Date”). Promptly after the occurrence of the Amendment Effective Date, the Company shall provide the Trustee with an Officers’ Certificate to the effect that the Amendment Effective Date has occurred.

Section 2. Amendments to Indenture.

(a) The following definitions are hereby added to Section 1.01 of the Indenture:

“Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in the First Supplemental Indenture.

“First Supplemental Indenture” shall mean that certain First Supplemental Indenture, dated as of May 21, 2012, among the Company, the Guarantors and the Trustee.

(b) Section 4.3 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.3. [Intentionally Omitted].

(c) Section 4.4 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.4. [Intentionally Omitted].

(d) Section 4.5 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.5. [Intentionally Omitted].

(e) Section 4.6 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.6. [Intentionally Omitted].

(f) Section 4.7 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.7. [Intentionally Omitted].

(g) Section 4.8 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.8. [Intentionally Omitted].

(h) Section 4.9 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.9. [Intentionally Omitted].

(i) Section 4.10 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.10. [Intentionally Omitted].

(j) Section 4.11 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.11. [Intentionally Omitted].

(k) Section 4.12 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.12. [Intentionally Omitted].

(l) Section 4.13 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.13. [Intentionally Omitted].

(m) Section 4.14 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.14. [Intentionally Omitted].

(n) Section 4.15 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.15. [Intentionally Omitted].

(o) Section 4.16 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.16. [Intentionally Omitted].

(p) Section 4.17 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.17. [Intentionally Omitted].

(q) Section 4.18 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.18. [Intentionally Omitted].

(r) Section 4.20 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.20. [Intentionally Omitted].

(s) Section 4.21 of the Indenture is hereby deleted in its entirety and replaced by the following:

Section 4.21. [Intentionally Omitted].

(t) Each of clauses (4), (6) and (7) of Section 6.1 of the Indenture is hereby deleted in its entirety and replaced by the following correspondingly numbered clause:

(4) [Intentionally Omitted];

(6) [Intentionally Omitted];

(7) [Intentionally Omitted];

(u) Clause (5) of Section 6.1 of the Indenture is hereby amended by adding the following words after “Section 4.3” on the fourth line thereof: “or (z) all covenants referred to in clauses (b) through (s) of Section 2 of the First Supplemental Indenture or contained in Article XI”.

(v) Article XI of the Indenture is hereby deleted in its entirety and replaced by the following:

ARTICLE XI [Intentionally Omitted];

(w) Section 1.1 of the Indenture is hereby amended to delete in their entirety all terms, definitions and cross-references used solely in provisions deleted by the amendments set forth in this Section 2. The Indenture is hereby further amended, and the Notes are hereby amended, to delete references to provisions deleted by the amendments set forth in this Section 2 and to delete or conform all provisions thereof that, absent such deletion or conforming, would be inconsistent with the provisions of the Indenture as amended by the foregoing provisions of this Section 2.

Section 3. Waivers. All Defaults and Events of Default, and any noncompliance by the Company with any provision of the Indenture, the Notes or the Security Documents, that may exist at the Amendment Effective Date, to the extent that the same may be waived pursuant to Section 6.4 of the Indenture, are hereby waived.

Section 4. Terms. Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the respective meanings set forth in the Indenture, as amended hereby.

Section 5. Trust Indenture Act Controls. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.

Section 6. Governing Law. THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE AND THE INDENTURE AND NOTES AS AMENDED HEREBY.

Section 7. Severability. In case any provision in this First Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8. Counterpart Originals. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 9. Ratification. Except as expressly amended by this First Supplemental Indenture, each provision of the Indenture shall remain in full force and effect, and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company, the Guarantors and the Trustee.

Section 10. Recitals by Company and the Guarantors. The recitals in this First Supplemental Indenture are made by the Company and the Guarantors only and not by the Trustee, and the Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

IN WITNESS WHEREOF, the undersigned have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

LOUISIANA-PACIFIC CORPORATION

By	/s/ Sallie B. Bailey
	Name:	Sallie B. Bailey
	Title:	Executive Vice President and Chief Financial Officer

TRUSTEE

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By	/s/ Julie H. Ramos
	Name:	Julie Hoffman - Ramos
	Title:	Vice President

GUARANTORS

GREENSTONE INDUSTRIES, INC., as Guarantor

By	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Treasurer

KETCHIKAN PULP COMPANY, as Guarantor

By	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Treasurer

LOUISIANA-PACIFIC INTERNATIONAL, INC., as Guarantor

By	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Treasurer

LPS CORPORATION, as Guarantor

By	/s/ Mark G. Tobin
	Name:	Mark G. Tobin
	Title:	Treasurer